SLM Private Credit Student Loan Trust 2005-A Quarterly Servicing Report
Report Date: 5/31/2005 Reporting Period: 4/28/05-5/31/05

I. Deal Parameters

	Student Loan Portfolio Characteristics		4/28/2005	Activity	5/31/2005
A	i	Portfolio Balance	1,449,929,873.09	$(3,129,754.23)	$1,446,800,118.86
	ii	Interest to be Capitalized	61,564,429.03		67,298,797.67

	iii	Total Pool	$1,511,494,302.12		$1,514,098,916.53

	iv	Cash Capitalization Account (Cii)	154,000,000.00		154,000,000.00

	v	Asset Balance	$1,665,494,302.12		$1,668,098,916.53

	i	Weighted Average Coupon (WAC)	7.430%		7.437%
	ii	Weighted Average Remaining Term	198.10		196.91
	iii	Number of Loans	162,170		161,631
	iv	Number of Borrowers	131,927		131,632
	v	Prime Loans Outstanding - Monthly Reset	$736,011,729.00		$742,835,322.86
	vi	Prime Loans Outstanding - Quarterly/Annual Reset *	$725,657,982.00		$728,540,356.08
	vii	T-bill Loans Outstanding	$43,126,420.10		$42,560,374.84
	vii	Fixed Loans Outstanding	$267,551.33		$162,862.75

						% of		% of
	Notes		Cusips	Spread	Balance 4/28/05	O/S Securities**	Balance 6/15/05	O/S Securities**
B	i	A-1 Notes	78443CBS2	0.040%	$451,000,000.00	27.320%	$446,495,587.45	27.121%
	ii	A-2 Notes	78443CBT0	0.140%	464,000,000.00	28.108%	464,000,000.00	28.185%
	iii	A-3 Notes	78443CBU7	0.200%	370,000,000.00	22.413%	370,000,000.00	22.475%
	iv	A-4 Notes	78443CBV5	0.310%	237,215,000.00	14.370%	237,215,000.00	14.409%
	v	B Notes	78443CBW3	0.280%	53,920,000.00	3.266%	53,920,000.00	3.275%
	vi	C Notes	78443CBX1	0.590%	74,659,000.00	4.523%	74,659,000.00	4.535%

	vii	Total Notes			$1,650,794,000.00	100.000%	$1,646,289,587.45	100.000%

			4/28/2005	6/15/2005
C	i	Specified Reserve Account Balance ($)	$3,762,659.00	$3,762,659.00
	ii	Reserve Account Balance ($)	$3,762,659.00	$3,762,659.00
	iii	Cash Capitalization Acct Balance ($)	$154,000,000.00	$154,000,000.00

	iv	Initial Asset Balance	$1,659,063,683.00	$1,659,063,683.00
	v	Specified Overcollateralization Amount	$33,181,273.66	$33,181,273.66
	vi	Actual Overcollateralization Amount	$14,700,302.12	$21,809,329.08

	vii	Has the Stepdown Date Occurred?***	No	No

*	Section A(v-viii) data under “4/28/2005” column heading as of Statistical Cutoff date, 3/18/05

**	Percentages may not total 100% due to rounding

***	The Stepdown Date is the earlier of the distribution date following the reduction of the Class A Notes to zero and June 15, 2010. At the Stepdown Date, principal payments made on the Class B and Class C Notes may begin to be paid pro-rata with the Class A Notes. See the prospectus for complete information concerning the Stepdown Date.

II. 2005-A Transactions from: 4/29/2005 through: 5/31/2005

A	Student Loan Principal Activity
	i	Principal Payments Received	$5,483,801.00
	ii	Purchases by Servicer (Delinquencies >180)	90,158.39
	iii	Other Servicer Reimbursements	147.45
	iv	Other Principal Reimbursements	30,600.47

	v	Total Principal Collections	$5,604,707.31

B	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$0.00
	ii	Capitalized Interest	(2,382,375.82)
	iii	Capitalized Insurance Fee	(92,864.83)
	iv	Other Adjustments	287.57

	v	Total Non-Cash Principal Activity	$(2,474,953.08)

C	Total Student Loan Principal Activity		$3,129,754.23

D	Student Loan Interest Activity
	i	Interest Payments Received	$1,570,837.10
	ii	Purchases by Servicer (Delinquencies >180)	2,596.88
	iii	Other Servicer Reimbursements	1.94
	iv	Other Interest Reimbursements	3,482.11
	v	Late Fees	18,378.00
	vi	Collection Fees/Return Items	0.00

	vii	Total Interest Collections	$1,595,296.03

E	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$0.00
	ii	Capitalized Interest	2,382,375.82
	iii	Other Interest Adjustments	20.83

	iv	Total Non-Cash Interest Adjustments	$2,382,396.65

F	Total Student Loan Interest Activity		$3,977,692.68

III. 2005-A Collection Account Activity 4/29/2005 through 5/31/2005

A	Principal Collections
	i	Principal Payments Receive	$5,153,687.22
	ii	Consolidation Principal Payments	330,113.78
	iii	Purchases by Servicer (Delinquencies >180	90,158.39
	iv	Reimbursements by Seller	0.00
	v	Reimbursements by Servicer	147.45
	vi	Other Re-purchased Principal	30,600.47

	vii	Total Principal Collections	$5,604,707.31

B	Interest Collections
	i	Interest Payments Received	$1,565,629.40
	ii	Consolidation Interest Payments	5,207.70
	iii	Purchases by Servicer (Delinquencies >180)	2,596.88
	iv	Reimbursements by Selle	0.00
	v	Reimbursements by Servicer	1.94
	vi	Other Re-purchased Interest	3,482.11
	vii	Collection Fees/Return Items	0.00
	viii	Late Fees	18,378.00

	ix	Total Interest Collections	$1,595,296.03

C	Recoveries on Realized Losses		$0.00

D	Funds Borrowed from Next Collection Perio		$2,100,000.00

E	Funds Repaid from Prior Collection Periods		$0.00

F	Investment Income		$429,631.99

G	Borrower Incentive Reimbursements		$4,167.82

H	Gross Swap Receipt		$6,021,689.43

I	Other Deposits		$29,663.18

J	Initial Deposit to Collection Account		$2,700,000.00

	TOTAL FUNDS RECEIVED		$18,485,155.76
	LESS FUNDS PREVIOUSLY REMITTED
		Servicing Fees	$(84,579.24)

	AVAILABLE FUNDS PRIOR TO RELEASE FROM CASH CAPITALIZATION ACCOU		$18,400,576.52

K	Amount Released from Cash Capitalizaton Account		$0.00

L	AVAILABLE FUND		$18,400,576.52

M	Servicing Fees Due for Current Period		$845,749.80

N	Carryover Servicing Fees Due		$0.00

O	Administration Fees Due		$20,000.00

P	Total Fees Due for Period		$865,749.80

IV. 2005-A Loss and Recovery Detail

A	i	Cumulative Realized Losses Tes	% of Original Pool	5/31/2005

		September 15, 2004 to June 15, 2009	15%	$226,724,145.32
		September 15, 2009 to June 15, 2012	18%
		September 16, 2012 and thereafter	20%

	ii	Cumulative Realized Losses (Net of Recoveries)		$0.00

	iii	Is Test Satisfied (ii < i)?		Yes

B	i	Recoveries on Realized Losses This Collection Period

	ii	Principal Cash Recovered During Collection Period		$0.00
	iii	Interest Cash Recovered During Collection Perio		$0.00
	iv	Late Fees and Collection Costs Recovered During Collection Perio		$0.00

	v	Total Recoveries for Period		$0.00

C	i	Gross Defaults:
	ii	Cumulative Principal Purchases by Service		$90,158.39
	iii	Cumulative Interest Purchases by Servicer		2,596.88
	iv	Total Gross Defaults:		$92,755.27

V. 2005-A Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		%*		Principal Amount		%*
STATUS	4/28/2005	5/31/2005	4/28/2005	5/31/2005	4/28/2005	5/31/2005	4/28/2005	5/31/2005	4/28/2005	5/31/2005
INTERIM:
In School	7.366%	7.407%	108,979	93,920	67.200%	58.108%	$1,004,300,303.44	$860,117,620.33	69.265%	59.450%

Grace	8.334%	7.737%	22,040	34,992	13.591%	21.649%	182,950,281.18	304,263,572.77	12.618%	21.030%

Deferment	6.696%	6.783%	2,448	2,341	1.510%	1.448%	20,363,857.34	19,398,662.52	1.404%	1.341%

TOTAL INTERIM	7.501%	7.482%	133,467	131,253	82.301%	81.205%	$1,207,614,441.96	$1,183,779,855.62	83.288%	81.821%
REPAYMENT
Active
Current	6.996%	7.113%	24,718	26,509	15.242%	16.401%	$203,399,745.91	$225,369,958.48	14.028%	15.577%
31-60 Days Delinquent	8.274%	9.049%	822	655	0.507%	0.405%	6,480,480.16	5,218,244.28	0.447%	0.361%
61-90 Days Delinquent	7.989%	8.990%	69	275	0.043%	0.170%	487,322.53	2,062,071.10	0.034%	0.143%
91-120 Days Delinquent	0.000%	8.775%	0	104	0.000%	0.064%	0.00	655,904.07	0.000%	0.045%
121-150 Days Delinquent	0.000%	0.000%	0	0	0.000%	0.000%	0.00	0.00	0.000%	0.000%
151-180 Days Delinquent	0.000%	0.000%	0	0	0.000%	0.000%	0.00	0.00	0.000%	0.000%
> 180 Days Delinquent	0.000%	0.000%	0	0	0.000%	0.000%	0.00	0.00	0.000%	0.000%

Forbearance	7.325%	7.692%	3,094	2,835	1.908%	1.754%	31,947,882.53	29,714,085.31	2.203%	2.054%

TOTAL REPAYMENT	7.076%	7.236%	28,703	30,378	17.699%	18.795%	$242,315,431.13	$263,020,263.24	16.712%	18.179%

GRAND TOTAL	7.430%	7.437%	162,170	161,631	100.000%	100.000%	$1,449,929,873.09	$1,446,800,118.86	100.000%	100.000%

* Percentages may not total 100% due to rounding

VI. 2005-A Portfolio Characteristics by Loan Program

LOAN PROGRAM	WAC	# Loans	$ Amount	%

- Signature Loans	7.615%	145,778	$1,250,873,192.72	86.458%
- Law Loans	6.977%	7,947	86,591,357.15	5.985%
- Med Loans	5.915%	4,474	44,321,102.05	3.063%
- MBA Loans	5.680%	3,432	65,014,466.94	4.494%

- Total	7.437%	161,631	$1,446,800,118.86	100.000%

*Percentages may not total 100% due to rounding

VII. 2005-A  Interest Rate Swap Calculations

A	Swap Payments

			Monthly Reset			Quarterly Reset

	i	Notional Swap Amount	$736,011,729.00	i	Notional Swap Amount	$725,657,982.00
		- Aggregate Prime Loans Outstanding			- Aggregate Prime Loans Outstanding

	Counterparty Pays:			Counterparty Pays:
	ii	3 Month LIBOR	3.08980%	ii	3 Month LIBOR	3.08980%
	iii	Gross Swap Receipt Due Trust	$3,032,172.05	iii	Gross Swap Receipt Due Trust	$2,989,517.38
	iv	Days in Period 4/28/2005 - 6/15/2005	48	iv	Days in Period 4/28/2005 - 6/15/2005	48

	SLM Private Credit Trust Pays:			SLM Private Credit Trust Pays:
	v	Prime Rate (WSJ)	5.75000%	v	Prime Rate (WSJ)	5.75000%
	vi	Less: Spread	2.72000%	vi	Less: Spread	2.70000%

	vii	Net Payable Rate	3.03000%	vii	Net Payable Rate	3.05000%
	vii	Gross Swap Payment Due Counterparty	$2,932,754.68	vii	Gross Swap Payment Due Counterparty	$2,910,584.34
	ix	Days in Period 4/28/2005 - 6/15/2005	48	ix	Days in Period 4/28/2005 - 6/15/2005	48

VIII. 2005-A Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.004173067	4/28/05 - 6/15/05	3.12980%

B	Class A-2 Interest Rate	0.004306400	4/28/05 - 6/15/05	3.22980%

C	Class A-3 Interest Rate	0.004386400	4/28/05 - 6/15/05	3.28980%

D	Class A-4 Interest Rate	0.004533067	4/28/05 - 6/15/05	3.39980%

E	Class B Interest Rate	0.004493067	4/28/05 - 6/15/05	3.36980%

F	Class C Interest Rate	0.004906400	4/28/05 - 6/15/05	3.67980%

IX. 2005-A Input from Initial Period 4/28/05

A	Total Student Loan Pool Outstanding
	i Portfolio Balance		$1,449,929,873.09
	ii Interest To Be Capitalized		61,564,429.03

	iii Total Pool		$1,511,494,302.12
	iv Cash Capitalization Account (CI)		154,000,000.00

	v Asset Balance		$1,665,494,302.12

B	Total Note and Certificate Factor		1.000000000
C	Total Note Balance		$1,650,794,000.00

D	Note Balance 4/28/2005	Class A-1	Class A-2	Class A-3	Class A-4	Class B	Class C

	i Current Factor	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii Expected Note Balance	$451,000,000.00	$464,000,000.00	$370,000,000.00	$237,215,000.00	$53,920,000.00	$74,659,000.00

	iv Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

E	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
F	Unpaid Administration fees from Prior Quarter(s)		$0.00
G	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00

X. 2005-A Note Parity Triggers

		Class A	Class B	Class C
Notes Outstanding	4/28/05	$1,522,215,000	$1,576,135,000	$1,650,794,000
Asset Balance	4/28/05	$1,665,494,302	$1,665,494,302	$1,665,494,302

Pool Balance	5/31/05	$1,514,098,917	$1,514,098,917	$1,514,098,917
Amounts on Deposit*	6/15/05	159,112,986	158,870,719	158,504,413
Total		$1,673,211,902	$1,672,969,636	$1,672,603,329

Are the Notes in Excess of the Asset Balance?		No	No	No
Are the Notes in Excess of the Pool + Amounts on Deposit?		No	No	No

Are the Notes Parity Triggers in Effect?		No	No	No

Class A Enhancemen		$143,279,302.12
Specified Class A Enhancement		$250,214,837.48	The greater of 15.0% of the Asset Balance or the Specified Overcollateralization Amount

Class B Enhancemen		$89,359,302.12
Specified Class B Enhancement		$168,895,015.30	The greater of 10.125% of the Asset Balance or the Specified Overcollateralization Amount

Class C Enhancemen		$14,700,302.12
Specified Class C Enhancement		$50,042,967.50	The greater of 3.0% of the Asset Balance or the Specified Overcollateralization Amount

* Amounts on Deposit in Trust Accounts for the Collection Period after Payment of Section XIII Items B through E for the Class A; Items B through G for the Class B; and Items B through I for the Class

XI. 2005-A Cash Capitalization Account Triggers

		Cash Capitalization Account Balance as of Collection End Date	5/31/2005	$154,000,000.00
		Less: Excess of Trust fees & Note interest due over Available Fund	6/15/2005	$0.00

		Cash Capitalization Account Balance (CI)*		$154,000,000.00

A	i	5.50% of initial Asset Balance		$91,248,502.57
	ii	Excess, CI over 5.50% of initial Asset Balance		$62,751,497.44
	iii	Release A(ii) excess to Collection Account?*	6/15/2005	DO NOT RELEASE

B	i	3.50% of initial Asset Balance		$58,067,228.91
	ii	Excess, CI over 3.50% of initial Asset Balance		$95,932,771.09
	iii	Release B(ii) excess to Collection Account?*	6/15/2005	DO NOT RELEASE

C	i	1.50% of initial Asset Balance		$24,885,955.25
	ii	Excess, CI over 1.50% of initial Asset Balance		$129,114,044.75
	iii	Release C(ii) excess to Collection Account?**	6/15/2005	DO NOT RELEASE

		Release from Cash Capitalization Account (R)*	6/15/2005	$0.00

*as defined under “Asset Balance” on page S-69 of the prospectus supplemen
**determined based on a comparison of pool balances to notes outstanding and CI, along with certain loan portfolio characteristics, as outlined on page S-49 of the prospectus suppleme

XII. 2005-A Principal Distribution Calculations

A	Priority Principal Payments (If Note Parity Triggers are not in effect, go to Regular Principal Distribution below):

	i	Is the Class A Note Parity Trigger in Effect?		No

	ii	Aggregate A Notes Outstanding	4/28/2005	$1,522,215,000.00
	iii	Asset Balance	5/31/2005	$1,668,098,916.53

	iv	First Priority Principal Distribution Amount	6/15/2005	$—
				—

	v	Is the Class B Note Parity Trigger in Effect?		No

	vi	Aggregate A and B Notes Outstanding	4/28/2005	$1,576,135,000.00
	vii	Asset Balance	5/31/2005	$1,668,098,916.53
	viii	First Priority Principal Distribution Amount	6/15/2005	$—

	ix	Second Priority Principal Distribution Amoun	6/15/2005	$—
				—

	x	Is the Class C Note Parity Trigger in Effect?		No

	xi	Aggregate A, B and C Notes Outstanding	4/28/2005	$1,650,794,000.00
	xii	Asset Balance	5/31/2005	$1,668,098,916.53
	xii	First Priority Principal Distribution Amoun	6/15/2005	$—
	xiv	Second Priority Principal Distribution Amount	6/15/2005	$—

	xv	Third Priority Principal Distribution Amount	6/15/2005	$—
				—

B	Regular Principal Distribution

	i	Aggregate Notes Outstanding	4/28/2005	$1,650,794,000.00
	ii	Asset Balance	5/31/2005	$1,668,098,916.53
	iii	Specified Overcollateralization Amoun	6/15/2005	$33,181,273.66
	iv	First Priority Principal Distribution Amount	6/15/2005	$—
	v	Second Priority Principal Distribution Amount	6/15/2005	$—
	vi	Third Priority Principal Distribution Amoun	6/15/2005	$—
	vii	Regular Principal Distribution Amount		$15,876,357.13

C	Class A Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No

	ii	Aggregate Class A Notes Outstanding	4/28/2005	$1,522,215,000.00
	iii	Asset Balance	5/31/2005	$1,668,098,916.53
	iv	85% of Asset Balance	5/31/2005	$1,417,884,079.05
	v	Specified Overcollateralization Amount	6/15/2005	$33,181,273.66
	vi	Lesser of (iii) and (ii – iv)		$1,417,884,079.05
	vii	Class A Noteholders’ Principal Distribution Amt – Before the Stepdown Date		$15,876,357.13
	vii	Class A Noteholders’ Principal Distribution Amt – After the Stepdown Dat		$—
	ix	Actual Principal Distribution Amount paid		$4,504,412.55
	x	Shortfall		$11,371,944.58

D	Class B Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No

	ii	Aggregate Class B Notes Outstanding	4/28/2005	$53,920,000.00
	iii	Asset Balance	5/31/2005	$1,668,098,916.53
	iv	89.875% of Asset Balance	5/31/2005	$1,499,203,901.23
	v	Specified Overcollateralization Amount	6/15/2005	$33,181,273.66
	vi	Lesser of (iii) and (ii – iv)		$1,499,203,901.23
	vii	Class B Noteholders’ Principal Distribution Amt – Before the Stepdown Date		$—
	vii	Class B Noteholders’ Principal Distribution Amt – After the Stepdown Dat		$—

E	Class C Noteholders’ Principal Distribution Amounts

	i	Has the Stepdown Date Occurred?		No

	ii	Aggregate Class C Notes Outstanding	4/28/2005	$74,659,000.00
	iii	Asset Balance	5/31/2005	$1,668,098,916.53
	iv	97% of Asset Balance	5/31/2005	$1,618,055,949.03
	v	Specified Overcollateralization Amoun	6/15/2005	$33,181,273.66
	vi	Lesser of (iii) and (ii – iv)		$1,618,055,949.03
	vii	Class C Noteholders’ Principal Distribution Amt – Before the Stepdown Date		$—
	vii	Class C Noteholders’ Principal Distribution Amt – After the Stepdown Dat		$—

XIII. 2005-A Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Sections III-L )		$18,400,576.52	$18,400,576.52

B	Primary Servicing Fees-Current Month plus any Unpai		$845,749.80	$17,554,826.72

C	Quarterly Administration Fee plus any Unpaid		$20,000.00	$17,534,826.72

D	Gross Swap Payment due		$5,843,339.02	$11,691,487.70

E	i	Class A-1 Noteholders' Interest Distribution Amount du 6/15/2005	$1,882,053.07	$9,809,434.63
	ii	Class A-2 Noteholders' Interest Distribution Amount due 6/15/2005	$1,998,169.60	$7,811,265.03
	iii	Class A-3 Noteholders' Interest Distribution Amount du 6/15/2005	$1,622,968.00	$6,188,297.03
	iv	Class A-4 Noteholders' Interest Distribution Amount due 6/15/2005	$1,075,311.41	$5,112,985.62
	v	Swap Termination Fees due 6/15/2005	$0.00	$5,112,985.62

F	First Priority Principal Distribution Amount - Principal Distribution Accou		$0.00	$5,112,985.62

G	Class B Noteholders’ Interest Distribuition Amount due 6/15/2005		$242,266.15	$4,870,719.47

H	Second Priority Principal Distribution Amount - Principal Distribution Accou		$0.00	$4,870,719.47

I	Class C Noteholders’ Interest Distribuition Amount		$366,306.92	$4,504,412.55

J	Third Priority Principal Distribution Amount - Principal Distribution Account		$0.00	$4,504,412.55

K	Increase to the Specified Reserve Account Balance		$0.00	$4,504,412.55

L	Regular Principal Distribution Amount - Principal Distribution Accou		$4,504,412.55	$0.00

M	Carryover Servicing Fees		$0.00	$0.00

N	Swap Termination Payments		$0.00	$0.00

O	Additional Principal Distribution Amount - Principal Distribution Accou		$0.00	$0.00

P	Remaining Funds to the Certificateholder		$0.00	$0.00

XIV. 2005-A Principal Distribution Account Allocations

				Remaining
				Funds Balance
A	Total from Collection Accoun		$4,504,412.55	$4,504,412.55

B	i	Class A-1 Principal Distribution Amount Pai	$4,504,412.55	$0.00
	ii	Class A-2 Principal Distribution Amount Pai	$0.00	$0.00
	iii	Class A-3 Principal Distribution Amount Paid	$0.00	$0.00
	iv	Class A-4 Principal Distribution Amount Paid	$0.00	$0.00

C	Class B Principal Distribution Amount Paid		$0.00	$0.00

D	Class C Principal Distribution Amount Paid		$0.00	$0.00

E	Remaining Class C Principal Distribution Amount Paid		$0.00	$0.00

F	Remaining Class B Principal Distribution Amount Pai		$0.00	$0.00

G	i	Remaining Class A-1 Principal Distribution Amount Pai	$0.00	$0.00
	ii	Remaining Class A-2 Principal Distribution Amount Paid	$0.00	$0.00
	iii	Remaining Class A-3 Principal Distribution Amount Paid	$0.00	$0.00
	iv	Remaining Class A-4 Principal Distribution Amount Paid	$0.00	$0.00

XV. 2005-A Distributions

A	Distribution Amounts				Class A-1	Class A-2	Class A-3	Class A-4	Class B	Class C
	i	Quarterly Interest Due			$1,882,053.07	$1,998,169.60	$1,622,968.00	$1,075,311.41	$242,266.15	$366,306.92
	ii	Quarterly Interest Paid			1,882,053.07	1,998,169.60	1,622,968.00	1,075,311.41	242,266.15	366,306.92

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	iv	Interest Carryover Due			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid			0.00	0.00	0.00	0.00	0.00	0.00

	vi	Interest Carryover			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Distribution Amount			$15,876,357.13	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid			4,504,412.55	0.00	0.00	0.00	0.00	0.00

	ix	Shortfall			$11,371,944.58	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$6,386,465.62	$1,998,169.60	$1,622,968.00	$1,075,311.41	$242,266.15	$366,306.92

B	Note Balances			4/28/2005	Paydown Factors	6/15/2005
	i	A-1 Note Balance	78443CBS2	$451,000,000.00		$446,495,587.45
		A-1 Note Pool Factor		1.000000000	0.009987600	0.990012400

	ii	A-2 Note Balance	78443CBT0	$464,000,000.00		$464,000,000.00
		A-2 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iii	A-3 Note Balance	78443CBU7	$370,000,000.00		$370,000,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balance	78443CBV5	$237,215,000.00		$237,215,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	B Note Balance	78443CBW3	$53,920,000.00		$53,920,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

	vi	C Note Balance	78443CBX1	$74,659,000.00		$74,659,000.00
		C Note Pool Factor		1.000000000	0.000000000	1.000000000

XVI. 2005-A Historical Pool Information

			4/28/05-5/31/05

Beginning Student Loan Portfolio Balance			$1,449,929,873.09

	Student Loan Principal Activity
	i	Principal Payments Received	$5,483,801.00
	ii	Purchases by Servicer (Delinquencies >180)	90,158.39
	iii	Other Servicer Reimbursements	147.45
	iv	Seller Reimbursements	30,600.47

	v	Total Principal Collection	$5,604,707.31
	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$0.00
	ii	Capitalized Interest	(2,382,375.82)
	iii	Capitalized Insurance Fee	($92,864.83)
	iv	Other Adjustments	287.57

	v	Total Non-Cash Principal Activit	$(2,474,953.08)

(-)	Total Student Loan Principal Activity		$3,129,754.23

	Student Loan Interest Activity
	i	Interest Payments Received	$1,570,837.10
	ii	Repurchases by Servicer (Delinquencies >180)	2,596.88
	iii	Other Servicer Reimbursements	1.94
	iv	Seller Reimbursements	3,482.11
	v	Late Fees	18,378.00
	vi	Collection Fees	0.00

	vii	Total Interest Collections	$1,595,296.03
	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$0.00

	ii	Capitalized Interest	2,382,375.82
	iii	Other Interest Adjustments	20.83

	iv	Total Non-Cash Interest Adjustments	$2,382,396.65

	v	Total Student Loan Interest Activity	$3,977,692.68

(=)	Ending Student Loan Portfolio Balance		$1,446,800,118.86
(+)	Interest to be Capitalized		$67,298,797.67

(=)	TOTAL POOL		$1,514,098,916.53

(+)	Cash Capitalization Account Balance (CI		$154,000,000.00

(=)	Asset Balance		$1,668,098,916.53

XVII. 2005-A Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *
Jun-05	$1,514,098,917	2.18%

* “Since Issued CPR” is based on the current period’s ending pool balanc calculated against the original pool balance and assuming cutoff date pool data.